Exhibit 99.(a)(2)

FORM OF WITHDRAWAL OF ACCEPTANCE

For use by certificated Gold Fields Shareholders only

To: Harmony Gold Mining Company Limited (“Harmony”), HSBC bank plc, Ultra Registrars (Proprietary) Limited and Capita IRG plc

HARMONY GOLD MINING COMPANY LIMITED OFFER FOR GOLD FIELDS LIMITED

I/We refer to the circular to shareholders of Gold Fields Limited dated 20 October 2004, containing an offer by Harmony to acquire ordinary shares in the capital of Gold Fields (the “Circular”). Terms defined in the Circular have the same meaning in this Form of Withdrawal of Acceptance except where the context requires otherwise.

In accordance with the terms set out in the Circular, the Gold Fields shareholder(s) named below hereby withdraw any acceptance of either the Early Settlement Offer or the Subsequent Offer and instruct you in respect of the Gold Fields shares for which you hold a Form of Acceptance, Surrender and Transfer executed by them or on their behalf to forward the Form(s) of Acceptance, Surrender and Transfer and any accompanying documents of title for such Gold Fields shares to the person named, and at the address stated in Box 1, below.

Box 1: Name __________________________________________

Address ______________________________________________

Box 2: Signed by the Gold Fields shareholder(s) named below or by his/their agent, evidence of whose appointment is attached

(1)______________________________________________	(2) ______________________________________________
(3)______________________________________________	(4) ______________________________________________
Box 3: Name(s) of Gold Fields shareholder(s)
(1)______________________________________________	(2) ______________________________________________
(3)______________________________________________	(4) ______________________________________________
Box 4: Dated ______________________________________________

INSTRUCTIONS FOR COMPLETION

(1)	This Form of Withdrawal of Acceptance must only be completed by certificated Gold Fields shareholders.

(2)	Gold Fields shareholders who have dematerialised their Gold Fields shares must contact their CSDP or broker and furnish them with their instructions to withdraw their acceptance of the Early Settlement Offer and/or the Subsequent Offer in order for their CSDP or broker to transmit such instructions to Harmony’s transfer secretaries.

(3)	Insert in Box 1 the name and address of the person to whom any Form(s) of Acceptance, Surrender and Transfer and, where relevant, share certificates or other documents of title should be returned.

(4)	Insert in Box 3 the name(s) of all registered shareholder(s) of the shares for which you wish to withdraw your acceptance.

(5)	All the shareholder(s) named in Box 3 should sign in Box 2. Alternatively an agent of any of the shareholders named in Box 3 may sign in Box 2 on behalf of that shareholder, provided that a document executed by that shareholder appointing the agent and authorising him or her to sign on behalf of that shareholder is enclosed with the completed Form of Withdrawal of Acceptance.

(6)	Date the Form of Withdrawal of Acceptance in Box 4.

(7)	Send the completed Form of Withdrawal of Acceptance by post or by hand to the address below AS SOON AS POSSIBLE so as to be received prior to the date upon which the Early Settlement Offer or the Subsequent Offer becomes or is declared unconditional in all respects. You should not send the Form of Withdrawal of Acceptance by fax or telex.

(8)	You should ensure that the Form of Withdrawal of Acceptance is not sent from the United States, Canada, Australia or Japan.

COMPLETE FORMS TO BE SENT TO:

By Hand: Ultra Registrars (Proprietary) Limited 11 Diagonal Street Johannesburg, 2001 South Africa	Posted to: Ultra Registrars (Proprietary) Limited PO Box 4844 Johannesburg, 2000 South Africa
Capita IRG plc (trading as Capita Registrars) The Registry 34 Beckenham Road Beckenham Kent BR3 4TU United Kingdom	Capita IRG plc (trading as Capita Registrars) The Registry 34 Beckenham Road Beckenham Kent BR3 4TU United Kingdom